EXHIBIT 4.3

Dated May 9, 2003

SMEDVIG RIG AS

as Borrower

THE SEVERAL BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

NORDEA BANK NORGE ASA (formerly known as

CHRISTIANIA BANK OG KREDITKASSE ASA)

CITIBANK, N.A.

DEN NORSKE BANK ASA

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.)

as Joint Arrangers

DEN NORSKE BANK ASA

as Facility Agent

NORDEA BANK NORGE ASA

as Paying Agent

DEN NORSKE BANK ASA

as Documentation Agent

DEN NORSKE BANK ASA

as Security Trustee

SECOND SUPPLEMENTAL AGREEMENT TO THE

USD600,000,000 REDUCING AND REVOLVING

CREDIT LOAN FACILITY

dated 10 May 2001

Stephenson Harwood

One St Paul’s Churchyard

London EC4M 8SH

Portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment

THIS SECOND SUPPLEMENTAL AGREEMENT TO THE LOAN AGREEMENT dated the 9th day of May 2003 is made by and between:

(1)	SMEDVIG RIG AS as Borrower;

(2)	THE SEVERAL BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as Lenders;

(3)	NORDEA BANK NORGE ASA (formerly known as CHRISTIANIA BANK OG KREDITKASSE ASA), CITIBANK, N.A., DEN NORSKE BANK ASA and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL.) as Joint Arrangers;

(4)	DEN NORSKE BANK ASA as Facility Agent;

(5)	NORDEA BANK NORGE ASA as Paying Agent;

(6)	DEN NORSKE BANK ASA as Documentation Agent; and

(7)	DEN NORSKE BANK ASA as Security Trustee

WHEREAS:-

(A)	By a reducing and revolving credit loan facility agreement dated 10 May 2001 as supplemented by a first supplemental agreement dated 15 February 2002 (together and as may be further amended, supplemented or modified, the “Facility Agreement”) the Lenders agreed to make available to the Borrower a secured reducing and revolving credit loan facility in the sum of up to six hundred million Dollars (USD600,000,000) for the purposes and on the terms and conditions contained therein.

(B)	The Borrower wishes to amend the Facility Agreement further and has requested the consent of the Lenders, and in consideration of the premises the Lenders agree to grant consent on the terms and conditions contained herein.

(C)	The Borrower wishes to merge with Smedvig Drillship I AS so that the assets, liabilities, rights and obligations of the Borrower will be assumed by Smedvig Drillship I AS which will then change its name to Smedvig Rig AS (the “Merger”), and has requested the consent of the Lenders to such merger.

NOW THIS DEED WITNESSES as follows:-

1.	DEFINITIONS AND CONSTRUCTION

1.1	Terms and expressions not defined herein but whose meanings are defined in the Facility Agreement shall have the meanings set out therein.

In this Agreement the following words and expressions shall have the following meanings:-

“Agreement”

the second supplemental agreement to the Facility Agreement;

“Borrower”

Smedvig Rig AS, a company incorporated under the laws of Norway with registered number 979 193 416 and having its registered office and principal place of business at Finnestadveien 28, PO Box 110, N-4001 Stavanger, Norway;

“Facility Agreement”

the loan facility agreement as amended referred to in recital (A);

1.2	The provisions of clause 1 of the Facility Agreement except as amended hereby shall apply hereto (mutatis mutandis).

1.3	Clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

2.	CONTINUING REPRESENTATIONS AND WARRANTIES

2.1	The Borrower represents and warrants to the Facility Agent and the Lenders that:

2.1.1	it has the power to enter into and perform this Agreement and has taken all necessary action to authorise the entry into and performance of this Agreement and will duly perform and observe the terms hereof and thereof.

2.1.2	this Agreement constitutes the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms;

2.1.3	the entry into and performance of this Agreement and the transactions contemplated thereby do not and will not conflict with (i) any law or regulation or any official or judicial order or (ii) the constitutional documents of the Borrower or (iii) any agreement or document to which the Borrower is a party or which is binding upon the Borrower, or any of its assets, nor result in the creation or imposition of any encumbrance on any of its assets;

2.1.4	no Event of Default or Possible Event of Default would result from the execution of this Agreement or the performance of the Facility Agreement as amended by this Agreement.

3.	CONDITIONS PRECEDENT

3.1	Subject to clauses 3.2 and 5 below, the Facility Agreement shall be amended as provided in clause 4 below upon the date (the “Effective Date”) on which the Facility Agent gives notice to the Borrower that it is satisfied that the conditions which are set out below have been met to the satisfaction of the Facility Agent, namely that:

3.1.1	the Facility Agent has received in form and substance satisfactory to it this Agreement duly executed by all parties pursuant to such corporate authorisation (resolutions, powers of attorney, signatory books) as is, in each case, satisfactory to the Facility Agent in its sole discretion;

3.1.2	the representations and warranties contained in Clause 2 (Continuing Representations and Warranties) of this Agreement are true and correct on and as of the Effective Date as if each was made with respect to the facts and circumstances existing at such time;

3.1.3	no Event of Default or Possible Event of Default shall have occurred and be continuing or would result from the amendment of the Facility Agreement in accordance with this Agreement;

3.1.4	the Facility Agent has received in form and substance satisfactory to it such legal opinions as it shall require, including, but not limited to, a Danish law opinion in respect of, inter alia, “West Alpha”, a Liberian law opinion in respect of inter alia “West Alpha”, a Norwegian law opinion in respect of “West Alpha”, and a Norwegian law opinion in respect of the Merger;

3.1.5	the Facility Agent has received in form and substance satisfactory to it a first pledge of shares between the Guarantor as pledgor and the Security Trustee as pledgee in respect of the shares in Smedvig Drillship I AS to be renamed Smedvig Rig AS;

3.1.6	the Facility Agent has received in form and substance satisfactory to it evidence of the filing with the Norwegian Ordinary Ship Registry in respect of the mortgage registered against “West Venture” of all necessary documents in connection with the Merger;

3.1.7	the Facility Agent has received in form and substance satisfactory to it evidence of the filing with the Norwegian Registry of Business Enterprises in respect of the “Avtale om Factoring” registered against the Borrower of all necessary documents in connection with the Merger;

3.1.8	the Facility Agent has received in form and substance satisfactory to it evidence of the filing with the Liberian International Ship and Corporate Registry in respect of the mortgage registered against “West Epsilon” of all necessary documents, (including, but not limited to amendments to the Foreign Maritime Entity status documents of the Borrower), in connection with the Merger; and

3.1.9	the Facility Agent has received in form and substance satisfactory to it evidence of the execution of West Alpha Assignment in respect of various agreements re: “West Alpha”, together with all related documents.

3.2	Subject to Clause 5 hereof the Effective Date shall be a Banking Day on or before 31 May 2003. If the Effective Date shall not have occurred by close of business in London on that day (or such later date as all parties may agree), this Agreement shall cease to have effect (unless the parties agree otherwise in writing) except for clauses 7, 8 and 9 below.

3.3	The conditions precedent set out in clause 3.1 above are for the sole benefit of the Lenders and accordingly the Facility Agent may (acting on behalf of the Lenders) waive all or any of the same, unconditionally or on such conditions as it may in its sole discretion think fit. Any such waiver shall not limit or restrict any other rights of the Lenders in respect of the Facility Agreement.

4.	AMENDMENT TO THE FACILITY AGREEMENT

4.1	The parties hereto hereby agree that with effect from the Effective Date the following amendments shall be made to the Facility Agreement:

4.1.1	References therein to “this agreement”, “hereunder”, “herein”, “hereof” and like terms shall be references to the Facility Agreement as amended, varied and supplemented by this Agreement;

4.1.2	References therein to the “Security Documents” shall include this Agreement;

4.1.3	In Clause 1.1 of the Facility Agreement, the definition of “Applicable Margin” shall be amended by adding a further paragraph:

“	(iii)

with effect from 15 November 2002, during any period when Total Liabilities/EBITDA ratio (as set out in Clause 12.3 hereof) exceeds 4.00 : 1, one hundred and forty five (145) basis points, or, in the case of (ii) above, one hundred and ten (110) basis points”

4.1.4	In Clause 1.1 of the Facility Agreement, the definition of “Associated Undertaking” shall be amended by deleting “(C) KS West Alpha, a limited partnership established under the laws of Denmark” and re-lettering “(D)” and “(E)” as “(C)” and (“D)” accordingly.

4.1.5	Clause 3.6(C) of the Facility Agreement shall be deleted and replaced by:

“3.6	(C)

Within the period ending twenty-four (24) months after the Execution Date, the Borrower may commit within the aforesaid period, up to forty million Dollars (USD40,000,000) for the purpose of investing in shares in Partrederiet West Navion DA owning the drillship “West Navion” and/or the tender rig to be known as “T-9”, PROVIDED HOWEVER that the Commitments shall, at the expiry of such twenty-four month period following the Execution Date, be reduced by any amount (including, if no commitment for investment is made at all, the whole amount) that the Borrower has not commited out of the aforesaid USD40,000,000 within the aforesaid period under this Clause 3.6 (C) and PROVIDED FURTHER that, at the time of such commitment, the maximum amount available for drawdown in respect of the tender rig to be known as “T-9” shall be USD62,500,000 (which amount shall include USD22,500,000 being the remaining sale proceeds from the sale of “West Delta”).

4.1.6	Clause 5.5 (B) of the Facility Agreement shall be deleted and replaced by:

“5.5	(B)	Amounts prepaid in accordance with the terms of Clause 5.5(A) may only be redrawn by the Borrower for the purpose of investment by the Borrower in New Assets, which investment shall be subject to

[Confidential Material].* Any such New Asset shall be deemed to be a Secured Asset and included in Schedule 9. At the time of the investment the maximum amount available for drawdown is [Confidential Material]* of the market value of the New Asset, or, if the New Asset is a newbuilding or a conversion project or major upgrade (which for the purposes of this Clause is any upgrade in excess of [Confidential Material]*), the maximum of [Confidential Material]* of the project capital cost budget approved by the board of the Guarantor EXCEPT THAT, in the case of sale proceeds from the sale of “West Delta” in April 2001, the whole of those proceeds shall be available for drawdown hereunder. If not committed for acquisition of New Assets within twelve (12) months of the date of such prepayment under Clause 5.5(A) above (or in the case of Clause 5.5.(C) below, within 10 May 2003), the Commitments shall be reduced accordingly.”

4.1.7	Clause 5.5(C) of the Facility Agreement shall be deleted and replaced by:

“5.5	(C)

In the event that the sale of “West Delta” is concluded prior to the Execution Date, and reduction is made in accordance with Clause 5 in Schedule 11 of the September 1998 Agreement, that amount shall be available under this Agreement.”

4.1.8	Clause 10.2(A) of the Facility Agreement shall be deleted and replaced by:

“10.2	(A)

as soon as practicable, but in any event within one hundred and twenty (120) days after the close of each of its financial years, printed copies (in sufficient numbers for the Banks) of the audited consolidated profit and loss account and balance sheet of the Smedvig Group for that financial year;”

4.1.9	Clause 10.2 (C) of the Facility Agreement shall be deleted and replaced by:

“10.2	(C)	not later than sixty (60) days after 31 March, 30 June, 30 September and

* The confidential portion of this section of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

one hundred and twenty (120) days after 31 December in each year (commencing with 30 June 2001), a compliance certificate signed by the Chief Financial Officer of the Guarantor in the form set out in Schedule 5 (or such other form as the Facility Agent may from time to time reasonably require) certifying as to the financial condition of the Smedvig Group as at that quarterly reference date;”

4.1.10	Clause 10.14(B) of the Facility Agreement shall be deleted and replaced by:

“10.14	(B)

The Borrower undertakes that immediately upon investment by the Borrower in a New Asset pursuant to financing under [Confidential Material]*, it will procure that, if such New Asset is a Unit, the owner of such Unit shall execute a first preferred/priority ship mortgage over the Unit in favour of the Security Trustee together with a general assignment of insurances and earnings in a form satisfactory to the Security Trustee, and if such New Asset is shares in a company which owns a Unit, that such shares are pledged in favour of the Security Trustee. The Borrower further undertakes that it will procure that the purchaser of any New Asset which is a newbuilding shall enter into an assignment of that newbuilding contract and any refund guarantee or guarantees issued pursuant thereto in favour of the Security Trustee, in a form satisfactory to the Security Trustee, and that, on a best effort basis it will procure that the builder of such newbuilding and any and all refund guarantors shall acknowledge to the Security Trustee notices of assignment of the said building contracts and refund guarantees.

4.1.11	Clause 12.3 of the Facility Agreement shall be deleted and replaced by:

“12.3	Total Liabilities/EBITDA ratio

The Borrower will procure that the ratio of Total Liabilities to EBITDA will not exceed:

* The confidential portion of this section of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(A)	for the rest of the year 2001	5.00 : 1

(B)	for the year 2002	4.25 : 1

(C)	for the rest of the Loan Period	4.00 : 1

PROVIDED HOWEVER that the Lenders shall waive Clause 12.3 (B) and (C) above for the period 1 November 2002 until 31 December 2003 and that during that period, the Lenders agree with the Borrower that the ratio of Total Liabilities to EBITDA will not exceed:

(i)	from 1 November 2002 until 30 September 2003	6.5 : 1

(ii)	from 1 October 2003 until 31 December 2003	6.0 : 1

4.1.12	In Schedule 8 of the Facility Agreement, Reduction of Commitments, the table of Reduction Dates in paragraph 1 shall be deleted and replaced by:

“Reduction Date

1st	15 May 2001

2nd	15 August 2001

3rd	15 November 2001

4th	15 February 2002

5th	15 May 2002

6th	15 August 2002

7th	15 May 2003

8th	15 August 2003

9th	15 November 2003

10th	15 February 2004

11th	15 May 2004

12th	15 August 2004

13th	15 November 2004

14th	15 February 2005

15th	15 May 2005

16th	15 August 2005

17th	15 November 2005

18th	15 February 2006

19th	15 May 2006

4.1.13	In Schedule 9 of the Facility Agreement, the Secured Assets, paragraph 1, “The Secured Units (except West Alpha)” shall be amended by the deletion of “(A) West Vanguard registered in Norway IMO Number 8756590” and the insertion of:

“(A)	West Alliance, registered in Panama, Provisional Patente 29946-PEXT.”

4.1.14	In Schedule 9 of the Facility Agreement, the Secured Assets, paragraph 3, “West Alpha” Agreements and Securities” shall be deleted and replaced with the following:

“3.	West Alpha Agreements and Securities

•	First priority assignment of all the Guarantor’s rights, title and interest in and the benefit of all security which the Guarantor has taken over and in respect of “West Alpha” in its capacity as lender to K/S West Alpha”.

4.2	Except as expressly varied herein all other terms of the Facility Agreement shall remain in full force and effect.

5.	MERGER WITH SMEDVIG DRILLSHIP I AS

The Lenders hereby consent to the merger of Smedvig Drillship I AS with the Borrower subject to receipt of a Norwegian and a supplementary Liberian legal opinion, each in form and substance satisfactory to the Facility Agent. For the purposes of this clause 5, the

Effective Date for the Merger shall be the date on which the Merger has been completed in accordance with the laws of Norway, as confirmed in writing to the Facility Agent by the Borrower.

6.	FURTHER ASSURANCE

6.1	The Borrower hereby covenants that from time to time at the request of the Facility Agent it will execute and deliver to the Facility Agent or procure the execution and delivery to the Facility Agent of any and all such documents as the Facility Agent shall deem necessary or desirable in its absolute discretion for giving full effect to this Agreement and for perfecting, protecting the value of or enforcing any security granted to the Facility Agent under or pursuant to the Facility Agreement as amended by this Agreement.

7.	COSTS AND EXPENSES

7.1	All costs, expenses, internal and external legal fees, registration fees, taxes, stamp duties and all other charges and disbursements whatsoever incurred by the Facility Agent in connection with the preparation, execution and administration and enforcement of this Agreement and any documents to be executed pursuant hereto shall be paid by the Borrower forthwith on demand by the Facility Agent on a full indemnity basis.

8.	COUNTERPARTS

8.1	This Agreement may be executed in any number of counterparts all of which shall constitute but one and the same agreement. Execution by the parties hereto separately of one or more counterpart(s) hereof shall be deemed to be due execution hereof by all the parties hereto, and such counterparts shall be deemed to be one single deed.

9.	NOTICES

9.1	The provisions of Clause 25 of the Facility Agreement shall apply to this Agreement.

10.	PROPER LAW AND JURISDICTION

10.1	This Agreement shall be governed by and construed in accordance with the laws of England. The provisions of Clause 27 of the Facility Agreement in relation to the submission to jurisdiction by the Borrower shall apply to this Agreement.

EXECUTION PAGE

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as a Deed on the day first written above.

The Borrower

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
SMEDVIG RIG AS	)
in the presence of:-)

The Facility Agent

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
DEN NORSKE BANK ASA	)
in the presence of:-)

The Paying Agent

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
NORDEA BANK NORGE ASA	)
in the presence of:-)

The Documentation Agent

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
DEN NORSKE BANK ASA	)
in the presence of:-)

The Security Trustee

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
DEN NORSKE BANK ASA	)
in the presence of:-)

The Joint Arrangers

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
NORDEA BANK NORGE ASA	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
CITIBANK, N.A.	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
DEN NORSKE BANK ASA	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
SKANDINAVISKA ENSKILDA	)
BANKEN AB (PUBL.))
in the presence of:-)

The Lenders

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
SCOTIABANK EUROPE PLC	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
BNP PARIBAS	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
JPMORGAN CHASE BANK	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
NORDEA BANK NORGE ASA	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
CITIBANK, N.A.	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
COMMERZBANK INTERNATIONAL S.A.	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
CREDIT AGRICOLE INDOSUEZ	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
DANSKE BANK A/S	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a Deed by	)
)
for and on behalf of	)
DEN NORSKE BANK ASA	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
DEUTSCHE SCHIFFSBANK	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
DEUTSCHE BANK AG IN HAMBURG	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
NEDSHIP BANK N.V.	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
ING BANK N.V.	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
LANDESBANK SCHLESWIG-HOLSTEIN	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
FORTIS BANK (NEDERLAND) N.V.	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
SKANDINAVISKA ENSKILDA	)
BANKEN AB (PUBL.))
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
SPAREBANKEN ROGALAND	)
in the presence of:-)

EXECUTED and DELIVERED	)
as a DEED by	)
)
for and on behalf of	)
VEREINS UND WESTBANK	)
in the presence of:-)

SCHEDULE 1

THE LENDERS AND THEIR COMMITMENTS

Name	Address, telex and telefax Number		Original Commitment USD	Percentage %
Scotiabank Europe plc	Scotia House 33 Finsbury Square London EC2A 1BB Telex: 885188 Fax: 020 7454 9019 Attention: Transportation Dept.		*	*

BNP Paribas Oslo Branch	Biskop Gunerus’ gate 2 P.O. Box 106 Sentrum 0155 Oslo Norway		*	*

Fax: (47) 22 41 08 44 Attention: Shipping

J.P. Morgan Chase Bank (formerly known as The Chase Manhattan Bank)	1)	Information related to Loan Administration Trinity Tower 9 Thomas More Street London E1W 1YT	*	*

Telex: 895461 CMB G Fax: (44) 207 777 5305 Attention: European Loan Processing

	2)	Information related to Credit/Commercial matters 125 London Wall London EC2Y 5AJ

Telex: 8954681 CMBG Fax: (44) 207 777 4613 Attention: Debt Capital Markets

Nordea Bank Norge ASA (formerly known as	Middelthunsgate 17 N-0368 Oslo		*	*

* The confidential portion of this section of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Name	Address, telex and telefax Number		Original Commitment USD	Percentage %
Christiania Bank og Kreditkasse ASA)	Norway Telex: 71043 Fax: (47) 22 48 66 68 Attention: Offshore/Oil Services

Citbank, N.A.	1)	2nd Floor 4 Harbour Exchange Isle of Dogs London E14 9GE	*	*

	Telex: 940500 (Answerback 896581 CITIUK G) Fax: (44) 20 7500 5806 Attention: UK Loans Processing Unit

	2)	c/o Citibank International plc Norway Branch Tordenskioldsgate 8-10 P O Box 1481 Vika N-0116 Oslo Norway

	Fax: (47) 22 00 96 22

Commerzbank International S.A.	1)	Information related to Loan Administration: 11, rue Notre Dame L-2240 Luxembourg	*	*

	Telex: 1282, 1293, 2195 Cbklxlu Tel: (35) 2 477 911 459 Fax: (35) 2 477 911 386

	2)	Information related to Credit/Commercial matters: Commerzbank AG Global Shipping Hamburg Ness 7-9 20457 Hamburg Germany

* The confidential portion of this section of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Name	Address, telex and telefax Number		Original Commitment USD	Percentage %
Fax: (49) 40 36 83 4068/4123 Attention: Global Shipping

Credit Agricole Indosuez	1)	Lending office and all information related to Loan Administration matters: Shipping Finance Division/Loan Administration 9 Quai du President Paul Doumer 92920 Paris La Defense Cedex France	*	*

Telex: 699600 (INSU 699600 F) Attention: DFMA/Loan Administration

	2)	Information related to Credit/Commercial matters: Representative Office Norway Ruseløkkveien 6 N-0251 Oslo Norway

Fax: +(47) 22 01 06 51 Tel: +(47) 22 01 06 50

Danske Bank A/S	Information related to Loan Administration: 75 King William Street London EC4N 7DT England		*	*

Telex: (44) 7410 8002 Attention: Corporate Loans Administration

Information related to Credit/Commercial matters: Stortingsgt. 8 P O Box 1934 Vika

* The confidential portion of this section of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Name	Address, telex and telefax Number	Original Commitment USD	Percentage %

N-0125 Oslo Norway

Fax: (47) 23 13 90 90 Attention: Corporate Banking Department

Den norske Bank ASA	Stranden 21 N-0107 Oslo Norway	*	*

Telex: 78175 Fax: (47) 22 48 20 20 Attention: Credit Administration Shipping

Deutsche Bank AG in Hamburg	Brandstwiete 1 20457 Hamburg	*	*

Fax: (49) 40 37 01 46 49 Attention: Shipfinancing Department

Deutsche Schiffsbank AG	Domshof 17 D-28195 Bremen	*	*

Tel: +49 421 3609-0 Fax: +49 421 323539

Fortis Bank (Nederland) N.V.	1) Information related to Loan Administration: Fortis Bank (Nederland) N.V. CBO/CB Loan Administration Coolsingel 93 NL-3012 AE Rotterdam The Netherlands	*	*

Fax: (31) 10 401 6118

2) Information related to Credit/Commercial matters: Fortis Bank (Nederland) N.V., Oslo Branch

* The confidential portion of this section of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Name	Address, telex and telefax Number	Original Commitment USD	Percentage %
Munkedamsveien 53B N-0250 Oslo Norway

Fax: (47) 23 11 49 40

ING Bank N.V.	De Amsterdamse Poort Location Code HE 02.09 Bijlmerplein 888 P O Box 1800 1000 BV Amsterdam Netherlands	*	*

Attention: Natural Resources (Offshore)

Tel: +31 20 576 8896
Fax: + 31 20 563 5164

Landesbank Schleswig-Holstein Girozentrale	Martensdamm 6 D-24103 Kiel Germany	*	*

Fax: 49 431 900 1130
Attention: Shipping Department

Nedship Bank N.V.	Nedship Bank (Nordic) Strandgaten 18 P O Box 701 Sentrum 5807 Bergen Norway	*	*

Fax: (47) 55 30 95 50

Skandinaviska Enskilda Banken AB (publ)	Rosenkrantz gate 22 P O Box 1843 Vika N-0123 Oslo Norway	*	*

Telex: 19119
Fax: (47) 22 82 71 24
Attention: Shipping/Offshore

Sparebanken Rogaland	Bjergsted Terrasse 1	*	*

* The confidential portion of this section of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Name	Address, telex and telefax Number	Original Commitment USD	Percentage %

	P O Box 218 N-4001 Stavanger Norway

	Telex: 33016
	Fax: (47) 51 53 47 55
	Attention: Shipping/Offshore

Vereins- und Westbank AG, Hamburg	22, Alter Wall D-20457 Hamburg	*	*

	Fax: 00 49 40 3692 3894
	Attention: Corporate Banking Department – Energy

	Total	600,000,000	100

* The confidential portion of this section of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.